UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2005

CAPITAL AUTO RECEIVABLES, INC.
CAPITAL AUTO RECEIVABLES ASSET TRUST 2005-1

(Exact Name of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-105077 (Commission File Number)	38-3082892 (IRS Employer Identification No.)

c/o General Motors Acceptance Corporation
200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of Principal Executive Offices, including Zip Code)

(313) 556-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 25, 2005, the registrant made available to prospective investors a series term sheet setting forth a description of the collateral pool and the proposed structure. Capital Auto Receivables Asset Trust 2005-1 will issue the following: Class A-1 Asset Backed Notes in the Aggregate Principal Balance of $550,000,000, Class A-2a Asset Backed Notes in the Aggregate Principal Balance of $450,000,000, Class A-2b Asset Backed Notes in the Aggregate Principal Balance of $250,000,000, Class A-3 Asset Backed Notes in the Aggregate Principal Balance of $600,000,000, Class A-4 Asset Backed Notes in the Aggregate Principal Balance of $760,000,000, Class A-5 Asset Backed Notes in the Aggregate Principal Balance of $229,825,000, Class B Asset Backed Notes in the Aggregate Principal Balance of $122,803,000, Class C Asset Backed Notes in the Aggregate Principal Balance of $46,051,000 and Class D Asset Backed Notes in the Aggregate Principal Balance of $30,701,000. Only the Class A-2a Notes, Class A-2b Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class B Notes and Class C Notes are being offered publicly for sale. The series term sheet is attached hereto as Exhibit 99.12.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.12	The following is filed as an Exhibit to this Report under Exhibit 99.12.

Series Term Sheet dated May 25, 2005, with respect to the proposed issuance of the Class A-1 Asset Backed Notes, Class A-2a Asset Backed Notes, Class A-2b Asset Backed Notes, Class A-3 Asset Backed Notes, Class A-4 Asset Backed Notes, Class A-5 Asset Backed Notes, Class B Asset Backed Notes, Class C Asset Backed Notes and Class D Asset Backed Notes of Capital Auto Receivables Asset Trust 2005-1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL AUTO RECEIVABLES INC.

Date: May 26, 2005	By:	/s/C.J. Vannatter

Name: C.J. Vannatter Title: Vice President

EXHIBIT INDEX

Exhibit
No.
99.12	Series Term Sheet dated May 25, 2005, with respect to the proposed issuance of the Class A-1 Asset Backed Notes, Class A-2a Asset Backed Notes, Class A-2b Asset Backed Notes, Class A-3 Asset Backed Notes, Class A-4 Asset Backed Notes, Class A-5 Asset Backed Notes, Class B Asset Backed Notes, Class C Asset Backed Notes and Class D Asset Backed Notes of Capital Auto Receivables Asset Trust 2005-1.